UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2020

PARKE BANCORP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-51338	65-1241959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Delsea Drive, Washington Township, New Jersey		08080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (856) 256-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.10 per share	PKBK	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

PARKE BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01	Regulation FD Disclosure.

On July 15, 2020, Parke Bancorp, Inc. (the “Company”) issued and sold $30 million in aggregate principal amount of its 6.50% Fixed-to-Floating Rate Subordinated Notes due 2030 (the “Notes”) to certain qualified institutional buyers and accredited investors (the “Purchasers”). The Notes were offered and sold by the Company to eligible purchasers in a private offering in reliance on the exemption from the registration requirements of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the provisions of Regulation D promulgated thereunder (the “Private Placement”). The Company intends to use the net proceeds from the offering for general corporate purposes. The Notes have a ten-year term and, from and including the date of issuance to but excluding July 15, 2025, will bear interest at a fixed annual rate of 6.50%, payable semi-annually in arrears. From and including July 15, 2025 to but excluding the maturity date or earlier redemption date, the interest rate shall reset quarterly to an interest rate per annum equal to the then-current three-month SOFR (provided, that in the event the three-month SOFR is less than zero, the three-month SOFR will be deemed to be zero) plus 644 basis points, payable quarterly in arrears. The Notes are redeemable, in whole or in part, at the Company’s option, on any scheduled interest payment date on or after July 15, 2025, and at any time upon the occurrence of certain events. Any redemption of the Notes will be subject to prior regulatory approval to the extent required.

On July 15, 2020, the Company issued a press release announcing completion of the offering of Subordinated Notes. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the Private Placement, the Company disclosed certain information in an investor presentation to prospective investors regarding its loan portfolio as well as pro forma capital and debt ratios. This information has been included in Exhibit 99.2.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 attached hereto and incorporated by reference herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. In addition, such information, including Exhibit 99.1 and Exhibit 99.2 attached hereto, shall not be deemed incorporated by reference into any of the Company’s reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 attached hereto, shall not be deemed an admission as to the materiality of any information in this Item 7.01 that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Forward-Looking Statements

In addition to historical information, this Report may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Parke Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Parke Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Parke Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Parke Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Parke Bancorp, Inc.’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Parke Bancorp, Inc. or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Parke Bancorp, Inc. does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

Item 9.01 Exhibits.

(d)	Exhibits:

Exhibit 99.1 – Press Release dated July 15, 2020

Exhibit 99.2 – Slides from Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

PARKE BANCORP, INC.

Date: July 15, 2020	By:	/s/ John F. Hawkins
John F. Hawkins
Executive Vice President and Chief Financial Officer
(Duly Authorized Representative)